EXHIBIT 10.20

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                          AND EXCHANGE COMMISSION.
                      ASTERISKS DENOTE SUCH OMISSIONS.

                         EXCLUSIVE SUPPLY AGREEMENT


 BETWEEN:

 1) Rock of Ages Corporation, a Vermont corporation, having its principal office in the Town of Barre, P.O. Box 482, County of Washington, State of Vermont, USA 05641 ("ROA"); and

 2) Eurimex, a societe anonyme, having its principal office at 2A Kalchesbreck, L-1852 Luxembourg ("Eurimex").

 WHEREAS:

 ROA is a producer of granite blocks and wishes to appoint Eurimex as its exclusive distributor of its Bethel White granite blocks to customers which are companies or entities which are residents in the countries of Europe which are listed in Exhibit A attached hereto and by this reference incorporated herein ("Territory") in order that Eurimex can promote the sale of Bethel White granite blocks.

 Eurimex has substantial experience in selling granite blocks in the Territory and desires to become the exclusive distributor of Bethel White granite blocks quarried by ROA and its affiliates.

 ROA and Eurimex entered into a supply agreement dated August 2, 1991 ("Supply Agreement") which the parties now believe it is in their mutual best interests to terminate and to substitute this Exclusive Supply Agreement for it.

 THE FOLLOWING HAS BEEN AGREED:

 1) ROA hereby appoints Eurimex as its exclusive distributor in the Territory to promote and sell First and Second Grade Bethel White granite rough blocks ("Bethel White Granite") all upon the terms and conditions as set forth in this agreement. This agreement shall become effective upon its date of execution but the term of this agreement ("Term") shall be from January 1, 1993 through December 31, 1998.

 2) The price terms for Bethel White Granite for 1993 are as set forth in Exhibit B attached hereto and by this reference incorporated herein. ROA agrees that the future F.O.B. quarry price will not increase more than $*** per cubic meter per *** and an additional $*** per cubic meter per *** thereafter during the Term, plus any actual increase incurred by ROA for inland freight from the quarry to the port of embarkation in North America.

 3) Eurimex will pay U.S. $*** to ROA by wire transfer on December 30, 1992, for this exclusive distribution agreement. ROA understands and agrees that Eurimex will account for this payment as additional cost of Bethel White Granite purchased by it during the Term.

 4) Eurimex agrees to purchase a minimum quantity of *** cubic meters of first grade Bethel White Granite for each two years of the Term commencing January 1, 1993 provided, however, that Eurimex, in order to meet this minimum quantity requirement will be entitled to average its purchases so that it meets this requirement if it has averaged at least *** cubic meters per year measured after the first 2 years, the second 2 years and the final 2 years of the Term. ROA agrees to supply at least a guaranteed minimum amount of *** cubic meters of first grade Bethel White Granite during each year of the Term. If ROA fails to supply *** cubic meters of first grade in any such year ROA will pay Eurimex an amount equal to U.S. $*** for each cubic meter in the difference between *** cubic meters of first grade Bethel White Granite ordered by Eurimex and the smaller number of cubic meters of first grade Bethel White Granite shipped by ROA to Eurimex during the years in question. For purposes of determining whether ROA has supplied first grade Bethel White Granite blocks to Eurimex equal to *** cubic meters in each such year blocks will be deemed to have been supplied to Eurimex on the date they arrive at the embarkation port in North America. ROA agrees to use its best efforts to supply Eurimex's needs for first grade Bethel White Granite blocks in excess of *** cubic meters per year but its failure to do so will not result in any payment by it to Eurimex. Eurimex agrees, in order to assist ROA, in each January of the years of 1993 through 1998, inclusive, to provide its non-binding estimate of the number of cubic meters of Bethel White Granite it will purchase during the year in question and in addition to provide ROA in each such year with as much advance notice of its purchase orders of Bethel White Granite as is possible.

 5) ROA agrees for itself, and for Swenson Granite Company, Inc., ROA Canada, Ltd., and Royalty Granite Corporation, that they will not, directly or indirectly, sell first or second grade Bethel White Granite blocks in the Territory nor will it sell finished jobs or slabs of first or second grade Bethel White Granite in the Territory without, in either case, the prior consent of Eurimex. Eurimex agrees in consideration of ROA's agreement in the preceding sentence that it will use its best efforts to sell first or second grade Bethel White Granite blocks in the Territory and promote its use in finished jobs in the Territory.

 6) ROA and Eurimex agree to negotiate in good faith beginning no later than July, 1998, for an extension of this agreement or a new agreement under which ROA will supply Bethel White Granite to Eurimex. It is agreed, however, by each of the parties, that the agreement in the preceding sentence to negotiate in good faith does not obligate either Eurimex or ROA to either extend this agreement or to enter into a new agreement with respect to the supplying of granite by ROA to Eurimex unless each party is satisfied as to the terms thereof and those terms are incorporated in a written agreement executed by each of ROA and Eurimex.

 7) Eurimex agrees that this agreement does not restrict ROA and its affiliates and brother and sister corporations, from marketing, selling and distributing in the Territory all types and kinds of granite other than Bethel White Granite and any other white granite. Eurimex agrees that: (i) ROA and its affiliates and brother and sister corporations do not currently quarry white granite except Bethel White Granite; and (ii) none of their presently owned quarries, other than their Bethel White quarry, are white granite quarries.

 8) This agreement is governed by the substantive and procedural laws of Luxembourg.

 9) All disputes between the parties arising in connection with this agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration shall take place in the City of Luxembourg and the language of the arbitration shall be English.

 10) This agreement supercedes all prior agreements between the parties hereto and is binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns and neither party hereto may assign any of its rights, duties and obligations under this agreement without the written consent of the other parties hereto.

 11) All notices required or permitted under this agreement shall be given by telecopy and shall be deemed given when the sending party's telecopy machine acknowledges in writing the transmission of the notice to recipient's telecopy machine.


           IN WITNESS WHEREOF, the parties hereto have executed this agreement in five (5) originals all as of the 17th day of December, 1992.

                               ROCK OF AGES CORPORATION


                               By: /s/  Kurt M. Swenson
                                  -----------------------------------
                                    Kurt M. Swenson, President



                               EURIMEX, S.A.


                               By:/s/  Jean-Claude Tesch
                                  -----------------------------------
                                    Jean-Claude Tesch,
                                    Managing Director


                               By: /s/ Nick Menne
                                  -----------------------------------
                                    Nick Menne, Managing Director



                                 EXHIBIT I

                       TO EXCLUSIVE SUPPLY AGREEMENT

                 BETHEL WHITE         PRICE TERMS FOR 1993


 1.   All prices and sales are made in U.S. dollars.

 2. Payment due 30 days from date of invoice from Rock of Ages which invoice will be sent when all blocks for a particular shipment are at the port.

 3.   Price per cubic meter for 1993.

                                             Freight to
                 F.O.B. Quarry              Montreal Port      FAS Montreal
                 -------------              -------------      ------------
 First Grade    $*** per cubic meter   $*** per cubic meter  $*** per cubic meter
 Second Grade   $*** per cubic meter   $*** per cubic meter  $*** per cubic meter

 Second grade is Bethel White with waves, streaks or cloudy-gray background. Size and number of black spots in Bethel White is not a factor requiring the block to be graded as second grade.